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EXHIBIT 10.42


                                                               CERBIOS-PHARMA SA

                                    RELEASE
                                    -------

This release is made as of the 27 day of March, 1997 by Cerbios-Pharma SA ("Cerbios") in favour of Bigmar, Inc., Bigmar Pharmaceuticals SA, Bioren SA, and Bigmar Therapeutics, Inc. (collectively "Bigmar").

1.   Settlement of Invoices

     Cerbios had previously sent to Bigmar certain invoices for charges alleged to be due to Cerbios from Bigmar, including the following:

     No. 190896 - SFr. 418'132.85 No. 961002 - SFr. 259'328.25 No. 031296 - SFr.
     163'792.75
     and also notified on March 3, 1997 to Richard Eisner & Company further claims alleged to be due to Cerbios from Bigmar.

     The claims of Cerbios reflected in the invoices as well as in the above mentioned letter to Richard Eisner & Company have been settled by payment through a bank cheque from Bigmar to Cerbios in the amount of SFr. 410'000.-. Cerbios has voided all of the invoices and of the other claims mentioned in the above letter of March 3, 1997, and has accepted such payment in full settlement of any and all mentioned claims against Bigmar.

2.   General Release

     Cerbios does hereby release, relieve and discharge Bigmar and their directors, officers, employees and agents from any and all losses, claims and causes of action that Cerbios may have against any of such persons based upon any matter, act or omission occurring or arising at time prior to the date hereof connected with the above mentioned invoices as well as with the other claims mentioned in the above letter of March 3, 1997 to Richard Eisner & Company.

3.   No Admission of Liability

     The settlement referred to under par. 1 above is a compromise settlement and neither this Release nor the settlement payment shall constitute or be construed as an admission of liability by any party.

IN WITNESS WHEREOF, this Release has been executed as of the date first set forth above.

CERBIOS-PHARMA SA

By   /s/
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Its: PRESIDENT
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